Exhibit 99.1

                    Cougar Biotechnology Initiates
                 Phase I Trial for CB3304 (Noscapine)


    LOS ANGELES--(BUSINESS WIRE)--Dec. 21, 2007--Cougar Biotechnology, Inc. (NASDAQ:CGRB) today announced that the first patient has been enrolled in a Phase I trial of the Company's drug candidate CB3304 (noscapine), an orally active inhibitor of microtubule dynamics. The Phase I trial of CB3304 is an open label, dose escalating study to evaluate the safety and efficacy of CB3304 administered daily to patients with relapsed or refractory multiple myeloma. The trial will be conducted at Weill Cornell Medical College and Columbia Presbyterian Medical Center.

    Dr. Arie Belldegrun, M.D., FACS, Vice Chairman of the Board of Directors of Cougar Biotechnology, said, "This is an important milestone for the Company and for CB3304. We are pleased to be able to advance the second drug in the Cougar pipeline into clinical development." Alan H. Auerbach, Chief Executive Officer and President of Cougar Biotechnology, added, "We are pleased to be able to move CB3304 into clinical development. This represents the second drug in Cougar's pipeline to advance into clinical trials and also represents a key corporate objective for the Company this year."

    About CB3304

    CB3304 is an orally active alkaloid derived from opium.
Preclinical studies demonstrate that CB3304 alters microtubule dynamics, blocks cell division (mitosis) and causes apoptosis
(programmed cell death).

    Cougar licensed exclusive worldwide rights to CB3304 from Emory University in March 2004.

    About Cougar Biotechnology

    Cougar Biotechnology, Inc. is a Los Angeles-based biotechnology company established to in-license and develop clinical stage drugs, with a specific focus on the field of oncology. Cougar's oncology portfolio includes CB7630, a targeted inhibitor of the 17-alpha hydroxylase/c17,20 lyase enzyme, which is currently being tested in Phase II clinical trials in prostate cancer; CB3304, an inhibitor of microtubule dynamics, which is currently in a Phase I trial in hematological malignancies and CB1089, an analog of vitamin D, which has been clinically tested in a number of solid tumor types.

    Further information about Cougar Biotechnology can be found at www.cougarbiotechnology.com.

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as "anticipates," "expects," "plans," "believes," "intends," and similar words or phrases. These forward-looking statements include, without limitation, statements related to the expected initiation of a Phase I clinical trial of CB3304. Such statements involve risks and uncertainties that could cause Cougar's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in clinical trials, and drug development and commercialization. For a discussion of these and other factors, please refer to Cougar's annual report on Form 10-KSB for the year ended December 31, 2006 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Cougar undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.


    CONTACT: Cougar Biotechnology, Inc.
             Alan H. Auerbach, Chief Executive Officer and President ahauerbach@cougarbiotechnology.com or
             Mariann Ohanesian, Director of Investor Relations mohanesian@cougarbiotechnology.com
             310-943-8040
             or
             Russo Partners, LLC
             David Schull, 212-845-4271
             David.schull@russopartnersllc.com
             or
             Andreas Marathovouniotis, 212-845-4253
             Andreas.marathis@russopartnersllc.com